As filed with the Securities and Exchange Commission on January 14, 2019
Registration No. 333-120228
Registration No. 333-133394
Registration No. 333-196207
Registration No. 333-211746
Registration No. 333-218906

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-120228
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-133394
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196207
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-211746
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-218906

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Intersections Inc.
(Exact name of Registrant as specified in its charter)

Delaware	54-1956515
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(703) 488-6100
(Address of Principal Executive Offices, including Zip Code)

1999 Stock Option Plan
2004 Stock Option Plan
2006 Stock Incentive Plan
2014 Stock Incentive Plan of Intersections Inc.
(Full title of the plans)

Duane L. Berlin
Chief Legal Officer, General Counsel
3901 Stonecroft Boulevard
Chantilly, Virginia 20151
 (703) 488-6100
(Name, address and telephone number, including area code, of agent for service)

With a copy to:
Todd E. Lenson, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following Registration Statements of Intersections Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement on Form S-8 (File No. 333-120228), registering 5,563,681 shares of Common Stock, filed with the Securities and Exchange Commission on November 4, 2004;

•	Registration Statement on Form S-8 (File No. 333-133394), registering 2,500,000 shares of Common Stock, filed with the Securities and Exchange Commission on April 19, 2006;

•	Registration Statement on Form S-8 (File No. 333-196207), registering 3,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on May 23, 2014;

•	Registration Statement on Form S-8 (File No. 333-211746), registering 2,500,000 shares of Common Stock, filed with the Securities and Exchange Commission on June 1, 2016; and

•	Registration Statement on Form S-8 (File No. 333-218906), registering 4,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on June 22, 2017.

On January 11, 2019, pursuant to the Agreement and Plan of Merger, dated October 31, 2018, as amended among WC SACD One Parent, Inc., a Delaware corporation (“Parent”), WC SACD One Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Parent, and the Company, Purchaser merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of the Parent (the “Merger”).

As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and removes from registration any and all securities of the Company registered but unsold under the Registration Statements at the termination of the offerings.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, Commonwealth of Virginia, on the 14th of January 2019.

INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.